UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2007

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

As previously reported, Sterling Financial Corporation's (the "Corporation") Audit Committee has been conducting an investigation into financing contract irregularities at the Corporation's financial services group affiliate, Equipment Finance LLC ("EFI"). As of this date, the investigation has revealed evidence of a sophisticated loan scheme, orchestrated deliberately by certain EFI officers and employees over an extended period of time, to conceal credit delinquencies, falsify financing contracts and related documents, and subvert the Corporation's established internal controls and reporting systems. As previously reported on May 23, 2007, in connection with the preliminary results of the investigation, the Corporation had expected to record a cumulative after-tax charge to the December 31, 2006 financial statements of approximately $145 million to $165 million.

As the Corporation works toward finalizing its evaluation of the impact of the loan scheme, the Audit Committee, upon the recommendation of management, through its Disclosure Committee, concluded on November 13, 2007 that an additional cumulative after-tax charge of approximately $35 million may be necessary under generally accepted accounting principles. This additional charge relates to certain financing contracts delinquent more than 120 days that will be charged off completely, regardless of underlying collateral values and payments from customers, and previously recorded goodwill related to the EFI acquisition that the Corporation has deemed impaired. Management believes that a portion of these assets will be recovered as a result of the Corporation's collection and repossession efforts. With this additional charge, the Corporation's current cumulative after-tax estimate of the write down of assets is approximately $200 million, and the remaining EFI loan portfolio is approximately $12 million with a specific loan loss reserve of $4 million.

Item 8.01 Other Events.

As previously announced on July 19, 2007, the Corporation has entered into a merger agreement with The PNC Financial Services Group, Inc. ("PNC"). PNC has been advised of the matters discussed in Item 2.06 and the Corporation continues to expect the transaction to close in the first quarter of 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

November 14, 2007	By:	J. Roger Moyer, Jr.

Name: J. Roger Moyer, Jr.
Title: President and Chief Executive Officer